Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our accountants’review report dated July 13, 2021 for the three month period ending March 31, 2021 and 2020, relating to the consolidated financial statements of Gemini Direct Investments, LLC and Subsidiaries, included in Ammo, Inc.’s Form 8-K/A dated July 16, 2021.

/S/ Warren Averett, LLC
Warren Averett, LLC
Atlanta, Georgia
August 20, 2021